EXHIBIT 4.1

JEFFERIES GROUP, INC.
and
THE BANK OF NEW YORK MELLON
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of October 26, 2009
to
INDENTURE
Dated as of October 26, 2009

$345,000,000 Principal Amount
3.875% Convertible Senior Debentures due 2029

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-ii-

Exhibit A     -     Form of Global Security
Exhibit B     -     Form of Legend for Global Security

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     FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of October 26, 2009, between Jefferies Group, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).
WITNESSETH THAT:
     WHEREAS, the Company and the Trustee have executed and delivered a base indenture, dated as of October 26, 2009 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture,” and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Company’s unsecured debentures, notes or other evidences of indebtedness to be issued from time to time in one or more series; and
     WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its securities, to be titled as its 3.875% Convertible Senior Debentures due 2029 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture.
NOW, THEREFORE:
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Securities.
          I. DEFINITIONS AND INCORPORATION BY REFERENCE
1.01 Definitions.
     Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Base Indenture. The following definitions (and each other definition in this Supplemental Indenture) supplement, and, to the extent inconsistent therewith, replace the definitions in the Base Indenture:
     “Bid Solicitation Agent” means a Company-appointed agent that determines the Trading Price and performs calculations as set forth in Article X of this Supplemental Indenture and paragraphs 1 and 9 of the Securities.
     “Business Day” means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.
     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.
     “Change of Control” means the occurrence, after the original issuance of the Securities, of any of the following:

     (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or its Subsidiaries or employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Capital Stock of the Company representing more than 50% of the voting power of the Capital Stock of the Company; or
     (B) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change in par value) as a result of which the Common Stock would be converted into, or exchanged for, or would constitute solely the right to receive, stock, other securities or other property or assets or (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of the consolidated assets of the Company and its Subsidiaries substantially as an entirety to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than one of the Company’s Subsidiaries; provided, however, that not such share exchange, consolidation or merger shall constitute a Change of Control if holders of the Company’s common equity immediately prior to such transaction collectively own, directly or indirectly, more than fifty percent (50%) of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation or merger;
provided, however, that a Change of Control will not be deemed to have occurred as a result of clause (B) above, and no transaction or event described in clause (B) above shall constitute a Make-Whole Fundamental Change, in each case, if at least ninety percent (90%) of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights, in connection with such transaction or event consists of shares of common stock (or depositary receipts or shares evidencing common stock) traded or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors) or which will be so traded or quoted when issued or exchanged in connection with such transaction or event and, as a result of such transaction or event, the Securities become, pursuant to Section 10.10, convertible into such shares of common stock (or depositary receipts or shares evidencing common stock), excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights (subject to the provisions of Section 10.10).
     The phrase “close of business” means 5:00 p.m., New York City time.
     “Common Stock” means the common stock, $0.0001 par value, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.
     “Contingent Interest” has the meaning ascribed to it in paragraph 1 of the Securities.
     “Contingent Interest Measurement Period” has the meaning ascribed to it in paragraph 1 of the Securities.

     “Contingent Interest Period” has the meaning ascribed to it in paragraph 1 of the Securities.
     “Contingent Interest Trading Price” has the meaning ascribed to it in paragraph 1 of the Securities.
     “Conversion Consideration” means the consideration that is due, in accordance with this Indenture, upon a conversion of a Security.
     “Conversion Date” means, with respect to a Security to be converted in accordance with Article X, the date on which the Holder of such Security satisfies all the requirements for such conversion set forth in Article X and in paragraph 9 of the Securities.
     “Conversion Notice” means the Conversion Notice set forth in the Securities.
     “Conversion Price” means, as of any date, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.
     “Conversion Rate” shall initially be 25.5076 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article X.
     “Conversion Value” means an amount, per $1,000 principal amount of a Security to be converted, equal to the sum of the Daily Conversion Values for each Trading Day in the Observation Period for such conversion.
     “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     “Daily Conversion Value” means, as of any Trading Day, one-twentieth (1/20th) of the product of (A) the Conversion Rate in effect on such Trading Day; and (B) the VWAP per share of Common Stock on such Trading Day.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “DTC” means The Depository Trust Company, its nominees and successors.
     “Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
     “Fundamental Change” means a Change of Control or Termination of Trading.
     “Fundamental Change Repurchase Price” means, with respect to a Security to be purchased by the Company on a Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change in accordance with Section 3.13, one hundred percent (100%) of the outstanding principal amount of such Security, plus accrued and unpaid interest on such Security, if any, to, but excluding, such Fundamental Change Repurchase Date, except as otherwise provided in Section 3.13.
     “Holder” means a person in whose name a Security is registered on the Security Registrar’s books.
     The term “interest,” when used with reference to the Securities, means any interest payable under the terms of the Securities, including Additional Interest and Contingent Interest, if any.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded; provided, however, that if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization; provided further that if the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three (3) nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Make-Whole Fundamental Change” means a Fundamental Change, other than a Change of Control as defined in clause (A) of the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (B) of such definition of Change of Control).
     “Market Disruption Event” means (A) a failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (B) the occurrence or existence on any Trading Day for the Common Stock of an aggregate one half-hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Maturity Date” means November 1, 2029.
     “Observation Period” means, with respect to the conversion of a Security, (A) if the Conversion Date of such conversion occurs during the period beginning on August 1, 2029, the twenty (20) consecutive Trading Days beginning on, and including, the twenty second (22nd) Scheduled Trading Day immediately preceding the Maturity Date; (B) if the Conversion Date for such conversion occurs after the Company has given a notice of Redemption, the twenty (20) consecutive Trading Days beginning on, and including, the twentieth (20th) Scheduled Trading Day immediately preceding the applicable Redemption Date; and (C) in all other cases, the twenty (20) consecutive Trading Days beginning on, and including, the third (3rd) Trading Day following the Conversion Date of such conversion.
     The phrase “open of business” means 9:00 a.m., New York City time.
     “Option Purchase Price” means, with respect to a Security to be purchased by the Company on an Option Purchase Date pursuant to a Purchase at Holder’s Option in accordance with Section 3.12, one hundred percent (100%) of the outstanding principal amount of such Security, plus accrued and unpaid interest on such Security, if any, to, but excluding, such Option Purchase Date, except as otherwise provided in Section 3.12.
     “Purchase Agreement” means the Purchase Agreement dated October 21, 2009 between the Company and the Underwriters.
     “Purchase Notice” means a Purchase Notice in the form set forth in the Securities.
     “Redemption” means a Provisional Redemption or an Optional Redemption.
     “Redemption Date” the date specified on which Securities shall be repurchased by the Company pursuant to a Provisional Redemption or Optional Redemption in accordance with the terms of the Securities and this Indenture.
     “Redemption Price” means, with respect to a Security to be redeemed on a Redemption Date by the Company in accordance with Article III, one hundred percent (100%) of the outstanding principal amount of such Security, plus accrued and unpaid interest on such Security, if any, to, but excluding, such Redemption Date, except as otherwise provided in Section 3.05.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.
     “Securities” means the 3.875% Convertible Senior Debentures due 2029 established by this Supplemental Indenture and issued by the Company pursuant to the Indenture.
     “Settlement Method” means Physical Settlement, Cash Settlement or Combination Settlement.
     “Significant Subsidiary” with respect to any person means any subsidiary of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Supplemental Indenture.
     A “Termination of Trading” will be deemed to have occurred at such time as the Common Stock (or other common stock or depositary shares or receipts in respect thereof into which the Securities are then convertible) ceases to be listed or quoted on the New York Stock

Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors) for a period of thirty (30) consecutive Scheduled Trading Days.
     “Trading Day” has the following meaning:
     (A) for purposes of Article X and the definitions of the terms used therein, any day during which (I) trading in the Common Stock generally occurs on the primary exchange or market on which the Common Stock is listed, quoted or admitted for trading; and (II) there is no Market Disruption Event; provided, however, that that if on any Trading Day the Common Stock is not traded on any market, then such Trading Day shall nevertheless be a “Trading Day” so long as the Company is able to obtain the market value per share of the Common Stock on such Trading Day from a nationally recognized independent investment banking firm retained for this purpose by the Company; and
     (B) for all other purposes, any day on which (I) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (II) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided, however, that if the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, then “Trading Day” means a Business Day.
     “Trading Price” of a Security on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three (3) independent nationally recognized securities dealers the Company selects; provided, however, that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two bids shall be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, that one (1) bid shall be used; provided further that if the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) principal amount of the Securities from an independent nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than ninety five percent (95%) of the product of the Last Reported Sale Price per share of the Common Stock and the applicable Conversion Rate on such date of determination; provided further that if the Company does not instruct the Bid Solicitation Agent to obtain such bids when required pursuant to this Indenture, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than ninety five percent (95%) of the product of the Last Reported Sale Price per share of the Common Stock and the applicable Conversion Rate on each day the Company fails to do so.
     “Underwriters” has the meaning ascribed to it in the Purchase Agreement.
     “VWAP” per share of Common Stock means, with respect to any Trading Day, the per share volume-weighted average price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page JEF US Equity AQR or any successor page in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; provided, however, that if such volume-weighted average price is unavailable, the market value per share of the Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company; provided further that VWAP shall in all cases be determined without reference to extended or after-hours trading.

1.02 Other Definitions.

Term	Defined in Section
“Additional Interest”	6.12
“Cash Settlement”	10.02
“Combination Settlement”	10.02
“Effective Date”	10.13
“Fixed Cash Amount”	10.02
“Free Convertibility Period Settlement Method Election Notice”	10.02
“Financial Institution”	10.14
“Fundamental Change Notice”	3.13
“Fundamental Change Repurchase Date”	3.13
“Fundamental Change Repurchase Right”	3.13
“Irrevocable Net Share Settlement Election”	10.02
“Irrevocable Net Share Settlement Election Date”	10.02
“Make-Whole Applicable Increase”	10.13
“Measurement Period”	10.01
“Notice of Default”	6.01
“Option Purchase Date”	3.12
“Option Purchase Notice”	3.12
“Optional Redemption”	3.04
“Participants”	2.09
“Physical Securities”	2.01
“Physical Settlement”	10.02
“Provisional Redemption”	3.03
“Purchase at Holder’s Option”	3.01
“Reference Property”	10.10
“relevant trading day”	10.02
“Reporting Event of Default”	6.12
“Reporting Event of Default Election Notice”	6.12
“Repurchase Upon Fundamental Change”	3.01
“Settlement Method Election Notice”	10.01
“Spin-Off”	10.05
“Stock Price”	10.13
“Successor Company”	5.01
“Trading Price Condition”	10.01
“Trigger Event”	10.05

Term	Defined in Section
“Valuation Period”	10.05
1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
     The following Trust Indenture Act terms used in this Indenture have the following meanings:
“Commission” means the Commission;
“indenture securities” means the Securities;
“indenture security holder” means a Holder;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the indenture securities means the Company or any successor thereto.
     All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by Commission rule under the Trust Indenture Act and not otherwise defined herein have the respective meanings so assigned to them.
1.04 Rules of Construction.
     Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;
     (iii) “or” is not exclusive;
     (iv) “including” means “including without limitation”;
     (v) words in the singular include the plural and in the plural include the singular;
     (vi) provisions apply to successive events and transactions;
     (vii) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and
     (viii) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

     In addition, to the extent that the terms of this Supplemental Indenture are inconsistent or conflict with the terms of the Base Indenture, then, for purposes of the Securities, the terms of this Supplemental Indenture shall apply to the extent of such inconsistency or conflict.
II. THE SECURITIES
2.01 Form and Dating.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, the provisions in Article II of the Base Indenture prescribing the form of the Securities, including the face and reverse thereof, any legends to be placed thereon and the Trustee’s Certificate of Authentication, shall not apply to the Securities.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in, and forms a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.
     The Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for DTC (who shall be the initial Depositary with respect to the Securities), duly executed by the Company and authenticated by the Trustee and bearing the legend set forth in Exhibit B. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that, except as permitted by Section 2.11 and except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities in accordance with the Indenture, in no event shall the aggregate principal amount of the Global Security or Securities exceed three hundred and forty five million dollars ($345,000,000).
     Securities issued in exchange for interests in a Global Security pursuant to Section 2.09 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required hereby.
     The Securities shall be denominated in Dollars, and all cash payments due thereon shall be made in Dollars. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof. The Securities shall be denominated in U.S. dollars.
2.02 Execution and Authentication of Securities.
     Upon a Company Order and an Opinion of Counsel in accordance with Section 3.03 of the Base Indenture, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of three hundred and forty five million dollars ($345,000,000).

2.03 Security Agent, Paying Agent, Conversion Agent and Bid Solicitation Agent.
     Notwithstanding anything in the Base Indenture to the contrary, each of the Conversion Agent and Paying Agent with respect to the Securities shall initially be the Trustee, or such other Person as the Company may hereafter designate from time to time. The agency of the Trustee in The City of New York shall initially act as the agency of the Conversion Agent and Paying Agent.
     The Company initially appoints the Trustee as the Bid Solicitation Agent with respect to the Securities. However, the Company may hereafter, and from time to time, appoint a new Bid Solicitation Agent, provided that no Bid Solicitation Agent shall be an Affiliate of the Company.
     The Company shall at all times when any Securities are outstanding maintain an office or agency in The City of New York, which may be the office of the Trustee in such city, to act as Paying Agent, Conversion Agent, Security Registrar and Bid Solicitation Agent with respect to the Securities. If the Company fails to maintain a Security Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, then the Trustee, and its agency in The City of New York, shall act as such.
     Notwithstanding anything in the Base Indenture to the contrary, the term “Security Registrar” includes any co-Security Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.
2.04 Transfer and Exchange.
     The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unrepurchased portion of Securities being repurchased in part. This paragraph shall replace the eighth (8th) paragraph of Section 3.5 of the Base Indenture for purposes of the Securities.
     The Company shall not be required to transfer or exchange any Security surrendered for conversion.
2.05 Outstanding Securities.
     If the Paying Agent (other than the Company) holds on an Option Purchase Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Purchase at Holder’s Option, Redemption, Repurchase Upon Fundamental Change or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option, Redemption, Repurchase Upon Fundamental Change or maturity, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders with respect to such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.
     If a Security is converted in accordance with Article X, then, from and after the Conversion Date for such conversion, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the Conversion Consideration payable hereunder upon such conversion; provided, however, that an exchange in lieu of conversion in accordance with Section 10.14 shall not be deemed to be a conversion for purposes of this paragraph.
     For purposes of the Securities, this Section 2.05 shall supersede and modify the definition of “Outstanding” under the Base Indenture to the extent this Section 2.05 is inconsistent or conflicts with such definition.
2.06 Interest Payment and Record Dates.
     The Interest Payment Dates for the Securities shall be May 1 and November 1 of each calendar year, beginning with, and including, May 1, 2010. The Regular Record Date for an Interest Payment Date that occurs on May 1 shall be the immediately preceding April 15, and the Regular Record Date for an Interest Payment Date that occurs on November 1 shall be the immediately preceding October 15. Except as provided in Section 3.07 of the Base Indenture, Interest on each Security that is payable on, or in respect of, any Interest Payment Date shall be paid to the Holder in whose name such Security is registered, as shown on the Security Registrar’s books, at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities, the first paragraph of Section 3.07 of the Base Indenture shall not apply to the Securities.
2.07 No Sinking Fund.
     There shall be no sinking fund with respect to the Securities, and, notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities, Article 12 of the Base Indenture shall not apply to the Securities.
2.08 Deposit of Moneys.
     Prior to 10:00 A.M., New York City time, on each Interest Payment Date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 10.03 of the Base Indenture) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Purchase Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date,

Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be. For purposes of the Securities, the terms “at or prior to 10:00 A.M., New York City time, on” shall be deemed to replace the first instance of the words “on or before” in the first paragraph, and the words “on or prior to” in the second paragraph, of Section 10.03 of the Base Indenture.
2.09 Book-Entry Provisions for Global Securities.
     (A) The Global Securities initially shall (i) be registered in the name of the Depositary for the Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by this Supplemental Indenture.
     Members of, or participants in, the Depositary for the Securities (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by such Depositary, or the Trustee as its custodian, or under the Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Depositary or impair, as between such Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary for the Securities, its successors or their respective nominees. Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, the ninth (9th) paragraph of Section 3.05 of the Base Indenture shall not apply to the Securities. Beneficial interests in a Global Security, as identified by such Depositary and the Participants, may be exchanged for Physical Securities, in registered form, in exchange for their beneficial interests in Global Securities only if (i) such Depositary notifies the Company that such Depositary is unwilling or unable to continue as depositary for such Global Security and a successor Depositary is not appointed by the Company within ninety (90) days after receiving such notice; (ii) such Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and a successor Depositary is not appointed by the Company within ninety (90) days after becoming aware that the Depositary has so ceased to be a “clearing agency” registered under Section 17A of the Exchange Act; (iii) the Company, in its sole discretion, determines that such Global Security shall be exchangeable for Physical Securities, in registered form, and the Company notifies the Trustee of the same; or (iv) an Event of Default with respect to the Securities represented by such Global Security shall have occurred and be continuing. This Section 2.09(B) shall replace the ninth (9th) and tenth (10th) paragraphs of Section 3.05 of the Base Indenture for purposes of the Securities.
     (C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.09(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner, identified by the Depositary or the Participants, of such Global Security, in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.
     (D) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.
2.10 Ranking.
     The indebtedness of the Company arising under or in connection with this Supplemental Indenture and every outstanding Security issued under this Supplemental Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.
2.11 Additional Securities.
     The Company may, without the consent of the Holders and notwithstanding Sections 2.01 and 2.02 hereof, reopen the Securities and issue, in an unlimited aggregate principal amount, additional Securities hereunder with the same terms and conditions (except for any difference in the issue price therefor and interest accrued prior to the date of issuance thereof) and with the same CUSIP number as the Securities initially issued hereunder, which additional Securities will form the same series with the Securities initially issued hereunder, provided that such additional Securities constitute the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes. The Securities initially issued hereunder and any such additional Securities will rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.
III. REDEMPTION AND REPURCHASE
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, Article XI of the Base Indenture shall not apply to the Securities.
3.01 Right of Redemption and Repurchase.
     (A) A redemption or repurchase of the Securities by the Company, as permitted by any provision of this Indenture, shall be made:
     (i) with respect to a Redemption at the Company’s option, in accordance with paragraph 6 of the Securities and with Section 3.03 or Section 3.04,
     (ii) with respect to a repurchase at the Holder’s option, in accordance with paragraph 7 of the Securities and Section 3.12 (a “Purchase at Holder’s Option”) and

     (iii) with respect to any repurchase upon a Fundamental Change, in accordance with paragraph 8 of the Securities and Section 3.13 (a “Repurchase Upon Fundamental Change”),
in each case in accordance with the applicable provisions of this Article III.
     (B) The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this Article III.
3.02 No Redemption Prior to November 1, 2012.
     The Securities are not subject to redemption at the Company’s option at any time prior to November 1, 2012.
3.03 Provisional Redemption.
     (A) The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after November 1, 2012 and before November 1, 2017, to redeem (a “Provisional Redemption”) all or any part of the Securities at a price, payable in cash, equal to the Redemption Price, if the Last Reported Sale Price per share of Common Stock for twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the Trading Day prior to the date the Company provides the notice of Provisional Redemption pursuant to Section 3.06 exceeds one hundred and thirty percent (130%) of the Conversion Price in effect on the applicable Trading Day.
3.04 Optional Redemption.
     The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after November 1, 2017, to redeem (an “Optional Redemption”) all or any part of the Securities at a price payable in cash equal to the Redemption Price.
3.05 Redemption Date; Payment of Accrued and Unpaid Interest.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary: (A) in no event shall any Redemption Date be a day that is not a Business Day; (B) if the Redemption Date with respect to a Security is after a Regular Record Date and on or before the immediately following Interest Payment Date, then (i) accrued and unpaid interest on such Security to, but excluding, such Interest Payment Date shall be paid, on such Interest Payment Date, to the Holder of record of such Security at the close of business on such Regular Record Date and (ii) the Redemption Price for such Security shall not include such accrued and unpaid interest.
3.06 Notice of Redemption.
     At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each

Holder whose Securities are to be redeemed, at the address of such Holder appearing on the Security Registrar’s books.
     The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price;
     (iii) the Conversion Rate and the Conversion Price;
     (iv) the names and addresses of the Paying Agent and the Conversion Agent;
     (v) that Securities called for Redemption may be converted until the close of business on the second (2nd) Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price (including, where the Redemption Date is after a Regular Record Date for the payment of an installment of interest and on or before the immediately following Interest Payment Date, a Default in the payment, on such Interest Payment Date, of accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date to the Holder of record of such Securities at the close of business on such Regular Record Date);
     (vi) that Holders who want to convert Securities must satisfy the requirements of Article X;
     (vii) the paragraph of the Securities pursuant to which the Securities are to be redeemed;
     (viii) that Securities called for Redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor;
     (ix) that, unless there shall be a Default in the payment of the Redemption Price of the Securities called for Redemption (including, where the Redemption Date is after a Regular Record Date for the payment of an installment of interest and on or before the immediately following Interest Payment Date, a Default in the payment, on such Interest Payment Date, of accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date to the Holder of record of such Securities at the close of business on such Regular Record Date), interest on such Securities ceases to accrue on and after the Redemption Date, except as otherwise provided herein, such Securities will cease to be convertible after the close of business on the second (2nd) Business Day immediately preceding the Redemption Date, and all rights of the Holders with respect to such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with this Indenture, the amounts due hereunder on such Securities upon Redemption (and the rights of the Holder(s) of record of such Securities to receive, on the applicable Interest Payment Date, accrued and unpaid interest in accordance herewith in the event the Redemption Date is after a Regular Record Date for the payment of an installment of interest and on or before the immediately following Interest Payment Date); and
     (x) the CUSIP number or numbers, as the case may be, of the Securities to be redeemed.
     The right, pursuant to Article X, to convert Securities called for Redemption shall terminate at the close of business on the second (2nd) Business Day immediately preceding the applicable Redemption Date, unless there shall be a Default in the payment of the Redemption Price (including, where the Redemption Date is after a Regular Record Date for the payment of an installment of interest and on or before the immediately following Interest Payment Date, a Default in the payment, on such Interest Payment Date, of accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date to the Holder of record of such Securities at the close of business on such Regular Record Date).
     At the Company’s request, upon reasonable prior notice, the Trustee shall mail the notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.
3.07 Notices to Trustee.
     If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed, which notice shall be provided to the Trustee by the Company at least fifteen (15) days prior to the mailing, in accordance with Section 3.06, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).
3.08 Selection of Securities to Be Redeemed.
     If the Company has elected to redeem less than all the Securities pursuant to paragraph 6 of the Securities, the Trustee shall, within five (5) Business Days after receiving the notice specified in Section 3.07, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate, provided such method is not prohibited by the rules of any stock exchange or quotation association on which the Securities or the Common Stock may then be traded or quoted. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.
     The Security Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of the Securities being redeemed in part. Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, the reference, in the eighth (8th) paragraph of Section 3.05 of the Base Indenture, to “Section 11.05” shall, for purposes of the Securities, be deemed to be replaced with the phrase “Section 3.08 of the Supplemental Indenture”.
3.09 Effect of Notice of Redemption.
     Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the applicable Redemption Date at the consideration set forth herein, and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Securities shall cease to bear interest, and all rights of the Holders with respect to such Securities shall terminate, other than the right to receive such consideration upon surrender of such Securities to the Paying Agent (except that, if the Redemption Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Securities at the close of business on such Regular Record Date without any requirement to surrender such Securities to the Paying Agent).
     If any Security shall not be fully and duly paid in accordance herewith upon Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Redemption Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Redemption during the continuance of such an acceleration.
3.10 Deposit of Redemption Price.
     Prior to 10:00 A.M., New York City time on each Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 10.03 of the Base Indenture) money, in funds immediately available on the Redemption Date, sufficient to pay the consideration payable as herein provided upon Redemption on all Securities to be redeemed on such Redemption Date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.
3.11 Securities Redeemed in Part.
     Any Security to be submitted for Redemption only in part shall be delivered pursuant to Section 3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.
     If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.
3.12 Purchase of Securities at Option of the Holder.
     (A) At the option of the Holder thereof, Securities (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to paragraph 7 of the Securities on November 1, 2017, November 1, 2019 and November 1, 2024 (each, an “Option Purchase Date”), at a purchase price, payable in cash, equal to the Option Purchase Price for such Securities, upon:
     (i) delivery to the Trustee or any Paying Agent, by such Holder, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:
     (a) the certificate number(s) of the Securities which the Holder will deliver to be purchased, if such Securities are in certificated form;
     (b) the principal amount of Securities to be purchased, which must be $1,000 or an integral multiple thereof; and
     (c) that such principal amount of Securities are to be purchased as of the applicable Option Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and this Section 3.12; and
     (ii) delivery or book-entry transfer to the Trustee or a Paying Agent, at any time after delivery of such Purchase Notice, of such Securities (together with all necessary endorsements), such delivery or transfer being a condition to receipt by the Holder of the Option Purchase Price therefor (except that, if the Option Purchase Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Securities at the close of business on such Regular Record Date without any requirement to surrender such Securities to the Paying Agent).
     If such Securities are held in book-entry form through the Depositary, the Purchase Notice, and each withdrawal of any Purchase Notice, shall comply with applicable procedures of the Depositary.

     Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.12(A) to the Trustee or any Paying Agent shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a written notice of withdrawal to the Trustee or any Paying Agent, which notice shall contain the information specified in Section 3.12(B)(vii).
     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, if the Option Purchase Date with respect to a Security to be purchased by the Company pursuant to a Purchase at Holder’s Option is after a Regular Record Date and on or before the immediately following Interest Payment Date, then (i) accrued and unpaid interest on such Security to, but excluding, such Option Purchase Date shall be paid, on such Interest Payment Date, to the Holder of record of such Security at the close of business on such Regular Record Date and (ii) the Option Purchase Price for such Security shall not include such accrued and unpaid interest.
     (B) The Company shall give notice (the “Option Purchase Notice”), on or before the twentieth (20th) Business Days prior to each Option Purchase Date to the Trustee, each Paying Agent, each Holder, at its address shown on the Security Registrar’s books, and each beneficial owner as required by applicable law. Such notice shall state:
     (i) the Option Purchase Price and the Conversion Rate;
     (ii) the names and addresses of the Trustee, each Paying Agent and the Conversion Agent;
     (iii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.12 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option;
     (iv) that Securities must be surrendered, or transferred by book-entry transfer, to the Paying Agent to collect payment of the Option Purchase Price (except that, if the Option Purchase Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Securities at the close of business on such Regular Record Date without any requirement to surrender or transfer such Securities to the Paying Agent);

     (v) that the Option Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Option Purchase Date or the time of delivery of the Security as described in clause (iv) above (except that, if the Option Purchase Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Securities at the close of business on such Regular Record Date and the Option Purchase Price will not include such accrued and unpaid interest);
     (vi) the procedures the Holder must follow to exercise rights under this Section 3.12 and a brief description of those rights;
     (vii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Trustee or any Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.12, which amount must be $1,000 or an integral multiple thereof;
     (viii) that, except as otherwise provided herein, on and after the applicable Option Purchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), interest on Securities subject to Purchase at Holder’s Option will cease to accrue, and all rights of the Holders with respect to such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon a Purchase at Holder’s Option; and
     (ix) the CUSIP number or numbers, as the case may be, of the Securities.
     At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Option Purchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Option Purchase Notice shall be prepared by the Company.
     No failure of the Company to give an Option Purchase Notice shall limit any Holder’s right to exercise its rights to require the Company to purchase such Holder’s Securities pursuant to a Purchase at Holder’s Option.

     (C) Subject to the provisions of this Section 3.12, the Company shall pay, or cause to be paid, the Option Purchase Price with respect to each Security subject to Purchase at Holder’s Option to the Holder thereof as promptly as practicable, but in no event later than the later of the applicable Option Purchase Date and the time such Security (together with all necessary endorsements) is surrendered or transferred, by book-entry, to the Trustee or the Paying Agent (except that, if the Option Purchase Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Securities at the close of business on such Regular Record Date without any requirement to surrender or transfer such Securities to the Paying Agent).
     (D) Prior to 10:00 A.M., New York City time on the applicable Option Purchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 10.03 of the Base Indenture) money, in funds immediately available on the applicable Option Purchase Date, sufficient to pay the consideration payable as herein provided for all of the Securities that are to be purchased by the Company on such Option Purchase Date pursuant to such Purchase at Holder’s Option. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.
     (E) Once the Purchase Notice has been duly delivered in accordance with this Section 3.12, the Securities to be purchased pursuant to the Purchase at Holder’s Option shall, on the applicable Option Purchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders with respect to such Securities shall terminate, other than the right to receive, in accordance herewith, the such consideration.
     (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.12 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.12 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option.
     (G) If any Security subject to Purchase at Holder’s Option shall not be paid in accordance herewith, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.
     (H) Any Security which is to be submitted for Purchase at Holder’s Option only in part shall be delivered pursuant to this Section 3.12 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Purchase at Holder’s Option.
     (I) Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.12 if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Option Purchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Purchase at Holder’s Option during the continuance of such an acceleration.
     (J) Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, if the option granted to Holders to require the purchase of the Securities on the applicable Option Purchase Date is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.
3.13 Repurchase at Option of Holder Upon a Fundamental Change.
     (A) In the event any Fundamental Change shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) Business Days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 3.13(B), at a price, payable in cash, equal to the Fundamental Change Repurchase Price for such Securities, upon:
     (i) delivery to the Trustee or any Paying Agent, by such Holder, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:
     (a) the certificate number(s) of the Securities which the Holder will deliver to be purchased, if such Securities are in certificated form;
     (b) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (c) that such principal amount of Securities are to be purchased as of the applicable Fundamental Change Repurchase Date pursuant to the terms and conditions specified in this Section 3.13; and

     (ii) delivery or book-entry transfer to the Trustee or a Paying Agent, at any time after delivery of such Purchase Notice, of such Securities (together with all necessary endorsements), such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor (except that, if the Fundamental Change Repurchase Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Securities at the close of business on such Regular Record Date without any requirement to surrender such Securities to the Paying Agent).
     If such Securities are held in book-entry form through the Depositary, the Purchase Notice, and each withdrawal of any Purchase Notice, shall comply with applicable procedures of the Depositary.
     Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.13(A) to the Trustee or any Paying Agent shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, of a written notice of withdrawal to the Trustee or any Paying Agent, which notice shall contain the information specified in Section 3.13(B)(xi).
     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.
     (B) Within fifteen (15) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to each Holder of the Securities, at its address shown on the Security Registrar’s books, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall cause a copy to be published at the expense of the Company in a press release disseminated through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases.
     Each Fundamental Change Notice shall state:
     (i) the events causing the Fundamental Change;
     (ii) the date of such Fundamental Change;
     (iii) the Fundamental Change Repurchase Date;

     (iv) the date by which the Fundamental Change Repurchase Right must be exercised;
     (v) the Fundamental Change Repurchase Price;
     (vi) the names and addresses of the Paying Agent and the Conversion Agent;
     (vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;
     (viii) that Securities must be surrendered, or transferred by book-entry transfer, to the Paying Agent to collect payment of the Fundamental Change Repurchase Price (except that, if the Fundamental Change Repurchase Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Securities at the close of business on such Regular Record Date without any requirement to surrender or transfer such Securities to the Paying Agent);
     (ix) that the Fundamental Change Repurchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Fundamental Change Repurchase Date or the time of delivery of the Security as described in clause (viii) above (except that, if the Fundamental Change Repurchase Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Securities at the close of business on such Regular Record Date and the Fundamental Change Repurchase Price will not include such accrued and unpaid interest);
     (x) that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders with respect to such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;
     (xi) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Trustee or any Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such

Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.13, which amount must be $1,000 or an integral multiple thereof;
     (xii) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;
     (xiii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.13 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Repurchase Upon Fundamental Change; and
     (xiv) the CUSIP number or numbers, as the case may be, of the Securities.
     At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.
     No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.
     (C) Subject to the provisions of this Section 3.13, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Security (together with all necessary endorsements) is surrendered or transferred, by book-entry, is surrendered to the Paying Agent (except that, if the Fundamental Change Repurchase Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, then accrued and unpaid interest on such Securities to, but excluding, such Interest Payment Date will be paid, on such Interest Payment Date, to the Holder(s) of record of such Securities at the close of business on such Regular Record Date without any requirement to surrender or transfer such Securities to the Paying Agent).
     (D) Prior to 10:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 10.03 of the Base Indenture) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to the Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

     (E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.13, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders with respect to such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.
     (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.13 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.13 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.
     (G) If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.
     (H) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.13 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.
     (I) Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.13 if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Fundamental Change Repurchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Repurchase Upon Fundamental Change during the continuance of such an acceleration.
     (J) Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

IV. COVENANTS
4.01 Payment of Securities.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, Section 10.01 of the Base Indenture shall not apply to the Securities.
     (A) The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 10.03 of the Base Indenture) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).
     (B) The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities, compounded semiannually.
4.02 SEC Reports.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, Section 7.04 of the Base Indenture shall not apply to the Securities.
     The Company shall deliver to the Trustee copies of the Company’s annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within fifteen (15) days after the Company is required to file such annual and quarterly reports, information, documents and other reports with the Commission. Documents that are filed by the Company with the Commission via the Commission’s EDGAR system (or any successor thereto) and which are publicly available will be deemed to be delivered to the Trustee as of the time such documents are so filed. The Company shall comply with the other provisions of Trust Indenture Act § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). For the avoidance of doubt, the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the Commission.
4.03 Payment of Taxes and Other Claims.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, section 10.05 of the Base Indenture shall not apply to the Securities.

4.04 Further Instruments and Acts.
     Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
V. SUCCESSORS
Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, Article VIII of the Base Indenture shall not apply to the Securities.
5.01 When Company May Merge, etc.
     The Company shall not consolidate with, or merge with or into, any other person or sell, lease or otherwise transfer the consolidated assets of the Company and its Subsidiaries substantially as an entirety to another person, unless (i) the resulting, surviving or transferee person (if not the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) the Successor Company (if not the Company) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Securities and the Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, lease or transfer and such supplemental indenture (if any) comply with the Indenture.
5.02 Successor Substituted.
     Upon any consolidation, merger or any sale, lease or transfer referred to in Section 5.01, the applicable Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture; provided, however, but in the case of a conveyance, transfer or lease, the Company shall not be released from the obligation to pay the principal of and interest on the Securities.
VI. DEFAULTS AND REMEDIES
Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, Article V of the Base Indenture shall not apply to the Securities.
6.01 Events of Default.
     In lieu of the Events of Default enumerated in Section 5.01 of the Base Indenture, an “Event of Default” is deemed to occur with respect to the Securities if and only if:

     (i) the Company fails to pay the principal of any Security when due and payable at the Maturity Date, upon any Option Purchase Date, Fundamental Change Repurchase Date, Redemption Date or redemption, or otherwise;
     (ii) the Company fails to pay any interest on the Securities when due and such failure continues for a period of thirty (30) calendar days past the applicable due date;
     (iii) the Company fails to satisfy its conversion obligation upon exercise of a Holder’s conversion right hereunder and such failure continues for a period of five (5) calendar days following the scheduled settlement date for such conversion;
     (iv) the Company fails to timely provide a Fundamental Change Notice, as required by the provisions of this Supplemental Indenture;
     (v) the Company fails to comply with Article V;
     (vi) the Company fails to perform or observe any of its other covenants or warranties in the Base Indenture or this Supplemental Indenture or in the Securities for a period, and such failure continues for the period, and after the notice, specified below;
     (vii) the default by the Company or any of its Subsidiaries in the payment of principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate of the Company and/or any of its Subsidiaries, whether such Indebtedness now exists or shall hereafter be created;
     (viii) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors; or
     (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a

Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,
     (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or
     (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (A), (B) and (C) of this Section 6.01(ix), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.
     Each of the foregoing events shall constitute an Event of Default regardless of the reason for such event or whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     A Default under clause (vi) above is not an Event of Default until (I) the Trustee provides written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding provide written notice to the Company and the Trustee, of the Default and (II) the Default is not cured within ninety (90) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so.
6.02 Acceleration.
     Except as provided in Section 6.12, if an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or

(ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     The Holders of not less than a majority in principal amount of the outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder with respect to the Securities and its consequences, except a default (1) in the payment of the principal of or interest on any Security; or (2) in respect of a covenant or provision hereof which cannot, under Article IX, be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
6.03 Other Remedies.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.
6.04 Waiver of Past Defaults.
     Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or interest on, any Security (whether upon maturity, Repurchase Upon Fundamental Change, Redemption or Purchase at Holder’s Option or upon the due date for an installment of interest or otherwise), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities in accordance with this Indenture, (C) the Company’s failure to repurchase any Securities when required pursuant to the terms of this Indenture or (D) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Supplemental Indenture, the Base Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. This Section 6.04 shall be in lieu of Trust Indenture Act § 316(a)(1)(B), and, as permitted by the Trust

Indenture Act, Trust Indenture Act § 316(a)(1)(B) is hereby expressly excluded from this Indenture.
6.05 Control by Majority.
     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability, unless the Trustee is offered indemnity satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking any action; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.05 shall be in lieu of Trust Indenture Act § 316(a)(1)(A), and, as permitted by the Trust Indenture Act, Trust Indenture Act § 316(a)(1)(A) is hereby expressly excluded from this Indenture.
6.06 Limitation on Suits.
     Except as provided in Section 6.07, a Holder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:
     (i) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (ii) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;
     (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against all related losses or expenses;
     (iv) the Trustee does not comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and
     (v) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
6.07 Rights of Holders to Receive Payment.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.
6.08 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(viii) or (ix) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.
6.09 Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.
     The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 of the Base Indenture.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
6.10 Priorities.
     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First :	to the Trustee for amounts due under Section 6.07 of the Base Indenture;

Second :	to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third :	to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.
6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.
6.12 Failure to Comply with Section 4.02.
     (A) Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, if:
     (i) an Event of Default occurs pursuant to Section 6.01(vi) solely as a result of the Company failure to comply with Section 4.02 (such Event of Default, a “Reporting Event of Default”); and
     (ii) on or before the close of business on the date on which such Reporting Event of Default first occurs, the Company notifies, in writing, each Holder and the Trustee and Paying Agent that it elects the provisions of this Section 6.12 to apply with respect to such Reporting Event of Default (such notice, the “Reporting Event of Default Election Notice”), then:
     (I) the sole remedy for such Reporting Event of Default during the period consisting of the three hundred and sixty five (365) calendar days after the date such Reporting Event of Default occurs shall consist exclusively of the payment of additional interest (“Additional Interest”) on each Security, payable semiannually in arrears at a rate of 0.50% per annum on the principal amount of each Security;
     (II) such Additional Interest shall accrue and be payable in the same manner, and on the same dates, as the stated interest payable on the Securities; and
     (III) the Securities shall be subject to acceleration on account of such Reporting Event of Default as provided in Section 6.02 only if (A) such Reporting Event of Default is not cured by the calendar day following the first three hundred and sixty five (365) calendar days after the date such Reporting Event of Default occurs or (B) the Company shall fail to pay when due, in accordance with this Indenture, any unpaid Additional Interest that has accrued on account of such Reporting Event of Default.

     (B) For avoidance of doubt, if the Company fails to provide, in accordance with Section 6.12(A)(ii), the Reporting Event of Default Election Notice in respect of a Reporting Event of Default, then the Securities shall be subject to acceleration on account of such Reporting Event of Default as provided in Section 6.02.
     (C) Each references in this Supplemental Indenture, the Base Indenture or the Securities to interest shall be deemed to include any and all Additional Interest to the extent provided for pursuant to this Section 6.12; provided, however, that Additional Interest shall accrue in addition to, and in no event shall this Section 6.12(C) be deemed to reduce the Company’s obligation to pay, the stated interest and Contingent Interest, if any, on any Security.
     (D) For the avoidance of doubt, this Section 6.12 shall not affect the rights of Holders in the event of the occurrence of any Event of Default other than a Reporting Event of Default.
VII. TRUSTEE
Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, Section 6.05 of the Base Indenture shall be deemed to be replaced in its entirety with the following paragraph:
Section 6.05 Notice of Default. If a Default or Event of Default occurs and is continuing and is known to the Trustee, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within fifteen (15) days after it occurs; provided, however, that, except in the case of a Default or Event of Default in payment of the principal of, or interest on, any Security when due, or in the payment of any conversion, redemption or repurchase obligation under this Indenture with respect to any Security, the Trustee may withhold such notice if it believes doing so is in the interests of the Holders.
Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, for all purposes with respect to the Securities, (A) the clause “and filed with the Commission and each stock exchange, if any, on which the Securities are listed” in the third (3rd) paragraph of Section 6.06 of the Base Indenture shall be deemed to be deleted; and (B) the clause “Section 5.01(6) or (7)” in the penultimate paragraph of Section 6.07 of the Base Indenture shall be deemed to be replaced with the clause “Section Section 6.01(viii) or (ix) of the Supplemental Indenture.”
VIII. DISCHARGE OF SUPPLEMENTAL INDENTURE
Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, Article IV of the Base Indenture shall not apply to the Securities.
8.01 Termination of the Obligations of the Company.
     This Supplemental Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 3.06 of the Base

Indenture) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Purchase at Holder’s Option, Repurchase Upon Fundamental Change, Redemption or conversion, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent cash (and, if applicable in accordance with Article X with respect to such Securities that have become due upon conversion, shares of Common Stock) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 3.06 of the Base Indenture) on the Maturity Date, Option Purchase Date, Fundamental Change Repurchase Date, Redemption Date or the date on which the consideration due upon conversion is, in accordance with Article X, due, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Supplemental Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.09, 3.13, 4.01 and Articles VIII and X of this Supplemental Indenture, and Sections 3.06, 5.15, 6.07 and 10.03 of the Base Indenture, shall survive any discharge of this Supplemental Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.
8.02 Application of Trust Money.
     The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.
8.03 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
IX. AMENDMENTS
Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, Article IX of the Base Indenture (excluding Section 9.01(7) of the Base Indenture, which shall continue to apply to the Base Indenture) shall not apply to the Securities.

9.01 Without Consent of Holders.
     The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:
     (i) to comply with Article V and Section 10.10;
     (ii) to add guarantees, or to secure the obligations of the Company, with respect to the Securities;
     (iii) to surrender any of the Company’s rights or powers under the Indenture (including, but not limited to, conversion settlement options, in accordance with Article X);
     (iv) to add to the covenants of the Company in this Indenture, or to add any Event of Default, for the benefit of Holders;
     (v) to cure any ambiguity or correct any inconsistency in the Indenture;
     (vi) as permitted by Sections 2.01 and 3.01 of the Base Indenture;
     (vii) to evidence the acceptance of appointment by a successor trustee in accordance with Article VI of the Base Indenture;
     (viii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code;
     (ix) to conform, as necessary, the Indenture and the form or terms of the Securities to the description thereof contained under the caption “Description of the Debentures” in the prospectus supplement, dated October 21, 2009, of the Company in the form filed with the Commission on October 23, 2009 (File No. 333-160214); and
     (x) to make other changes to the Indenture or forms or terms of the Securities, provided that no such change, individually or in the aggregate with all other such changes, has or will have a material adverse effect on the interests of the Holders.
9.02 With Consent of Holders.
     The Company may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class). Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder.

     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
     (a) reduce the principal amount of or change the Maturity Date of any Security;
     (b) reduce the rate or extend the time for payment of interest on any Security;
     (c) reduce any amount payable upon repurchase or redemption of any Security or change the time at which or circumstances under which the Securities may or shall be repurchased or redeemed;
     (d) impair the right of any Holder to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;
     (e) change the currency in which any Security is payable;
     (f) impair the right of any Holder to convert any Security in accordance with Article X or reduce the number of shares of Common Stock or any other property receivable upon conversion in accordance with Article X;
     (g) modify the Redemption provisions of this Indenture in a manner adverse to the Holders;
     (h) reduce the quorum or voting requirements under this Indenture (including reducing the percentage in aggregate principal amount of outstanding Securities whose holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default);
     (i) change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in Section 2.03;
     (j) modify the provisions of this Indenture with respect to amendments, modifications or waivers (including waiver of a Default or an Event of Default), except to increase the percentage required for an amendment, modification or waiver or to provide for the consent of each affected Holder;
     (k) modify the provisions of Section 2.10; or
     (l) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities.

     Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
9.03 Compliance with Trust Indenture Act.
     Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.
9.04 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
9.05 Notation on or Exchange of Securities.
     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
9.06 Trustee Protected.
     The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however, that the Trustee need not sign any amendment,

supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.
X. CONVERSION
Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, Article XIII shall not apply to the Securities.
10.01 Conversion Privilege.
     (A) Subject to the provisions of Article III and this Article X, the Securities shall be convertible, in integral multiples of $1,000 principal amount, into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with this Article X and as set forth below if any of the following conditions are satisfied:
     (i) Conversion Based on Satisfaction of Sale Price Condition. Prior to August 1, 2029, the Securities may be surrendered for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after December 31, 2009 if the Last Reported Sale Price per share of the Common Stock for at least twenty (20) Trading Days during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter is greater than or equal to one hundred and thirty percent (130%) of the Conversion Price on each such Trading Day.
     (ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to August 1, 2029, the Securities may be surrendered for conversion during the five (5) Business Day period after any ten (10) consecutive Trading Day period (such ten (10) consecutive Trading Day period, the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder of Securities in accordance with the procedures set forth in the immediately following paragraph, for each Trading Day of such Measurement Period was less than ninety five percent (95%) of the product of the Last Reported Sale Price per share of the Common Stock and the Conversion Rate on each such Trading Day (such condition, the “Trading Price Condition”).
          The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than ninety five percent (95%) of the product of the Last Reported Sale Price per share of the Common Stock and the applicable Conversion Rate.
          At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to ninety five percent (95%) of the product of the Last Reported Sale Price per share of the Common Stock and the applicable Conversion Rate. If the Trading Price Condition has been satisfied, the Company shall so notify Holders. If, at any time after the Trading Price Condition has been satisfied, the Trading Price per $1,000 principal amount of Securities on a Trading Day is equal to or greater than ninety five percent (95%) of the product of the Last Reported Sale Price per share of the Common Stock and the applicable Conversion Rate for such Trading Day, then the Company shall so notify Holders.
     (iii) Conversion Upon Certain Distributions. If, prior to August 1, 2029, the Company elects to:
     (a) issue to all or substantially all holders of the Common Stock rights entitling them to purchase, for a period expiring within sixty (60) days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sale Prices per share of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement of such issuance; or
     (b) distribute to all or substantially all holders of Common Stock assets or debt securities of the Company or rights to purchase securities of the Company, then, in each case, (I) the Company must notify Holders at least thirty (30) Scheduled Trading Days prior to the Ex-Dividend Date for such distribution; and (II) the Securities may be surrendered for conversion at any time from the time the Company has given such notice until the earlier of (x) 5:00 p.m., New York City time, on the Business Day immediately prior to the Ex-Dividend Date of such issuance or distribution and (y) the Company’s announcement that such issuance or distribution will not take place.
     (iv) Conversion Upon Occurrence of Certain Corporate Events. If, prior to the close of business on the Business Day immediately preceding August 1, 2029:
     (a) a Fundamental Change or a Make-Whole Fundamental Change occurs; or
     (b) the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other assets, then, in each case, (I) the Company shall notify Holders and the Trustee as promptly as practicable following (x) the date the Company publicly announces such transaction, but in no event fewer than thirty (30) Scheduled Trading Days prior to the anticipated effective date of such transaction, and (y) the effective date of such transaction, but in any event, within five (5) days after the effective date of such transaction; and (II) the

Securities may be surrendered for conversion at any time from, and including, the thirtieth (30th) Scheduled Trading Day prior to the anticipated effective date of such transaction to, and including, the thirty fifth (35th) Trading Day following such effective date or, if such transaction also constitutes a Fundamental Change, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if the Company announces a transaction that causes the Securities to become convertible pursuant to this Section 10.01(A)(iv), but the transaction is not consummated, then on the date the Company announces that the transaction will not occur, the Securities will cease to be convertible pursuant to this Section 10.01(A)(iv) on account of such transaction.
     (v) Conversion Based upon Notice of Redemption. If the Company calls any of the Securities for Redemption, then the Securities may be surrendered for conversion at any time prior to the close of business on the second (2nd) Business Day immediately preceding the applicable Redemption Date.
     (vi) Conversion on or after August 1, 2029. The Securities may be surrendered for conversion at any time from, and including, August 1, 2029 until the close of business of the second (2nd) Business Day immediately preceding the Maturity Date.
     (B) Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, no Securities may be surrendered for conversion after the close of business on the second (2nd) Business Day immediately preceding the Maturity Date.
     (C) The initial Conversion Rate shall be 25.5076 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Sections 10.05 through 10.13.
     (D) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.
10.02 Conversion Procedure and Payment Upon Conversion.
     (A) To convert a Security, a Holder must satisfy the requirements of paragraph 9 of the Securities. If a Security is tendered for conversion in accordance with this Article X, then:
     (i) the Company shall deliver, through the Conversion Agent, the following to the Holder of such Security:
     (a) if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the product of the principal amount of such Security (expressed in thousands) and the Conversion Rate in effect on the Conversion Date of such conversion; provided, however, that if such product is not a whole number, then the Company will pay a cash amount in lieu of issuing any fractional share, which cash amount shall be based on the VWAP per share of Common Stock on such Conversion Date;
     (b) if Cash Settlement applies to such conversion, a cash amount equal to the product of the principal amount of such Security (expressed in thousands) and the Conversion Value applicable to such conversion; and
     (c) if Combination Settlement applies to such conversion,
     (I) a cash amount equal to the lower of (x) the Fixed Cash Amount applicable to such conversion and (y) the Conversion Value applicable to such conversion; and
     (II) a number of shares of Common Stock, if any, equal to the sum, for each Trading Day in the Observation Period applicable to such conversion, of one-twentieth (1/20th) of a fraction (a) whose numerator is the excess, if any, of (1) the product of the Conversion Rate in effect on such Trading Day and the VWAP per share of Common Stock on such Trading Day over (2) the Fixed Cash Amount applicable to such conversion and (b) whose denominator is such VWAP per share of Common Stock; provided, however, that if such sum is not a whole number, then the Company will pay a cash amount in lieu of issuing any fractional share, which cash amount shall be based on the VWAP per share of Common Stock on the final Trading Day of such Observation Period;
     (ii) except as provided in Section 10.10 or Section 10.13(G), the Conversion Consideration due upon such conversion shall be delivered by the Company as follows: (1) if Physical Settlement applies to such conversion, on the third (3rd) Trading Day following the Conversion Date of such conversion (or, if earlier, the Maturity Date); and (2) in all other cases, on the third (3rd) Trading Day following the final Trading Day of the Observation Period applicable to such conversion;
     (iii) if Physical Settlement applies to such conversion, then the person in whose name the certificate representing the shares of Common Stock constituting the Conversion Consideration due upon such conversion shall be treated as a stockholder of record of such shares as of the close of business on the Conversion Date of such conversion;
     (iv) if Combination Settlement applies to such conversion, then the person in whose name the certificate representing the shares of Common Stock, if any, constituting the Conversion Consideration due upon such conversion shall be treated as a stockholder of record of such shares, without duplication, as follows: as of the close of business on each Trading Day (the “relevant trading day”) during the Observation Period applicable to such conversion, such person shall be treated as a stockholder of record of a number of shares of Common Stock equal to the sum, for each Trading Day in such Observation Period occurring on or before such relevant trading day, of one-twentieth (1/20th) of a fraction (A) whose numerator is the excess, if any, of (1) the product of the Conversion Rate in effect on such Trading Day and the VWAP per share of Common Stock on such Trading Day over (2) the Fixed Cash Amount applicable to such conversion and (B) whose denominator is such VWAP per share of Common Stock (except that if such sum is not a whole number, then the fractional portion of such sum shall be ignored); and
     (v) on and after the Conversion Date for such conversion, all rights of the Holder(s) of such Security with respect to such Security shall terminate, other than the right to receive the Conversion Consideration due upon such conversion in accordance with this Indenture.
          The Settlement Method applicable to each conversion of a Security shall be determined in accordance with Section 10.02(B).
     (B) If a Security is tendered for conversion in accordance with this Article X, then, unless the Conversion Date of such conversion is on or after the Irrevocable Net Share Settlement Election Date, if any, the Company shall, no later than the second (2nd) Scheduled Trading Day immediately after such Conversion Date, provide notice (the “Settlement Method Election Notice”) to the Holder of such Security and the Conversion Agent, through the Trustee, of whether the Conversion Consideration due upon such conversion shall be determined pursuant to Section 10.02(A)(i)(a) (a “Physical Settlement”), Section 10.02(A)(i)(b) (a “Cash Settlement”) or Section 10.02(A)(i)(c) (a “Combination Settlement”), which notice shall also state, in the case of Combination Settlement, the maximum amount of cash (excluding cash, if any, payable in lieu of any fractional share) due upon such conversion per $1,000 principal amount of such Security (such maximum cash amount per $1,000 principal amount, the “Fixed Cash Amount”); provided, however, that:
     (i) if the Company is required to provide a Settlement Method Election Notice for such conversion pursuant to this Section 10.02(B) and fails to do so in accordance with this Section 10.02(B), then Combination Settlement, with an Fixed Cash Amount equal to one thousand dollars ($1,000), shall apply to such conversion;
     (ii) unless the Company shall have theretofore made an Irrevocable Net Share Settlement Election, the Company may, prior to August 1, 2029, deliver a one-time notice (the “Free Convertibility Period Settlement Method Election Notice”) to Holders, the Trustee and the Conversion Agent, irrevocably designating the Settlement Method that shall apply to each and every conversion of a Security whose Conversion Date occurs on or after August 1, 2029; if the Company so provides a Free Convertibility Period Settlement Method Election Notice, then (I) the Company cannot thereafter rescind such notice; and (II) the Company need not, and may not, provide a Settlement Method Election Notice with respect to any conversion of a Security whose Conversion Date occurs on or after August 1, 2029;
     (iii) if, on August 1, 2029, the Company has not theretofore made an Irrevocable Net Share Settlement Election and has not theretofore provided a Free

Convertibility Period Settlement Method Election Notice in accordance with clause (ii) above, then (I) Combination Settlement, with a Fixed Cash Amount equal to one thousand dollars ($1,000), shall apply to each and every conversion of any Security whose Conversion Date is on or after August 1, 2029; and (II) the Company need not, and may not, provide a Settlement Method Election Notice with respect to any conversion of a Security whose Conversion Date occurs on or after August 1, 2029; and
     (iv) the Company shall have the right, in its sole discretion and without the consent of any Holder, to irrevocably elect (an “Irrevocable Net Share Settlement Election”), by notice to Holders, the Trustee and the Conversion Agent, promptly at any time prior to August 1, 2029, that Combination Settlement, with an Fixed Cash Amount equal to one thousand dollars ($1,000), apply to each and every conversion of any Security whose Conversion Date is on or after the date (the “Irrevocable Net Share Settlement Election Date”) the Company provides such notice, which election, once given, shall be irrevocable; provided, however, that the Company shall have the right to irrevocably renounce its right to make an Irrevocable Net Share Settlement Election by notifying Holders, the Trustee and the Conversion Agent at any time prior to the earlier of the (A) August 1, 2029 and (B) the Company’s exercise of the Irrevocable Net Share Settlement Election, in which case no Irrevocable Net Share Settlement Election is permitted to be made after such notice; if the Company has duly made an Irrevocable Net Share Settlement Election, then the Company need not, and may not, thereafter provide a Settlement Method Election Notice in respect of any conversion of a Security or a Free Convertibility Period Settlement Method Election Notice.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, if the Conversion Dates of two (2) or more conversions of any Securities occur on the same Trading Day, then the same Settlement Method shall apply to each of such conversions.
     (C) Upon conversion of a Security in accordance with this Article X, the Holder of such Security shall not be entitled to receive, on account of such conversion, any separate cash payment for accrued and unpaid interest, except as provided in the immediately following sentence. If a Holder surrenders a Security for conversion after 5:00 p.m., New York City time, on a Regular Record Date and prior to the immediately following Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Regular Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on the portion of such Security to be so converted, except that no such payment is required if either (i) the Company shall have specified a Redemption Date or Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to such Interest Payment Date; or (ii) the Conversion Date for such conversion is after the Regular Record Date that immediately precedes the Maturity Date; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest (it being understood that nothing in this Section 10.02(C) shall affect the Company’s obligations under Section 4.01(B)). Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, the final paragraph of Section 3.07 of the Base Indenture shall not apply to the Securities.
     (D) If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable, if any, upon such conversion shall be based on the total principal amount of all Securities converted.
     (E) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.
     (F) If the last day on which a Security may be converted is not a Business Day, then the Security may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.
     (G) The Company’s delivery of the Conversion Consideration due upon any conversion of a Security will be deemed to satisfy in full the Company’s obligation to pay (A) the principal amount of such Security; and (B) accrued and unpaid interest to, but excluding, the Conversion Date of such conversion. As a result, accrued and unpaid interest to, but excluding, such Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.
10.03 Taxes on Conversion.
     If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon such conversion, unless the tax is due because such Holder requests any such shares to be issued in a name other than such Holder’s name, in which case such holder shall pay such tax. Nothing herein shall preclude any tax withholding required by law or regulation.
10.04 Company to Provide Stock.
     The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities into shares of Common Stock.
     All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.
     The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

10.05 Adjustment of Conversion Rate.
     The Conversion Rate shall be subject to adjustment from time to time as follows:
     (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate shall be adjusted based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date of such dividend or distribution, or the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date or effective date, as applicable; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination.
Such adjustment shall become effective immediately after the opening of business on such Ex-Dividend Date or the effective date, as applicable.
     (b) If the Company distributes to all or substantially all holders of Common Stock any rights or warrants entitling them, for a period expiring within sixty (60) calendar days after the declaration date of such distribution, to subscribe for or purchase shares of Common Stock, at a price per share less than the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the declaration date of such distribution, then the Conversion Rate shall be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):
where,

CR0	=	the Conversion Rate in effect immediately prior the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. For the purposes of this Section 10.05(b) in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the declaration date of such distribution, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.
For the purposes of this Section 10.05(b) (and subject to Section 10.12), if (1) the Company distributes any rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances); and (2) until the occurrence of a specified event or events (each a “Trigger Event”), such rights or warrants are (a) are deemed to be transferred with such shares of Common Stock; (b) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, then such rights or warrants shall be deemed not to have been distributed for purposes of this Section 10.05(b) (and no adjustment to the Conversion Rate pursuant to this Section 10.05(b) shall be required on account of such distribution) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made pursuant to this Section 10.05(b). If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then, for purposes of this Section 10.05(b), the date of the occurrence of each such event shall be deemed to be the date of distribution and record date with respect to the distribution of new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.05(b) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a distribution to each holder of Common Stock of cash in an amount equal to the redemption or purchase price received by such holder with respect to such rights or warrants, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     (c) If the Company distributes shares of its Capital Stock, evidences of the Company’s Indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s Capital Stock or other securities of the Company to all or substantially all holders of Common Stock, excluding:
     (1) dividends or distributions and rights or warrants as to which an adjustment is required pursuant to Section 10.05(a), Section 10.05(b) or Section 10.05(d); and
     (2) a Spin-Off to which the provisions set forth below in this Section 10.05(c) shall apply, then the Conversion Rate will be adjusted based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of Indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.
Such adjustment shall become effective immediately after the opening of business on such Ex-Dividend Date. If the Board of Directors determines the FMV by reference to the actual or when-issued trading market for any securities, then, in doing so, it must consider the prices in such market over the same period used in computing SP0. Notwithstanding the foregoing, if FMV is equal to or greater than SP0, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which such Capital Stock, evidences of Indebtedness, assets, property, rights or warrants are distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of such Capital Stock, evidences of Indebtedness, assets, property, rights or warrants a person who was a holder of record, on the record date for such distribution, of a number of shares of Common Stock equal to the Conversion Rate then in effect would have been entitled to receive pursuant to such distribution.
With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period applicable to such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the end of such Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices per share of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were Common Stock) over the first ten (10)

consecutive Trading Day period after, and including, the effective date of such Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices per share of Common Stock over such Valuation Period.
The adjustment to the Conversion Rate pursuant to the immediately preceding formula shall occur on the last day of the Valuation Period; provided that in respect of any conversion during such Valuation Period, references with respect to the ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date of such conversion in determining the applicable Conversion Rate.
     (d) If any cash dividend or distribution is made to all or substantially all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.
In the case of an adjustment pursuant to this Section 10.05(d), such adjustment shall become effective immediately after the opening of business on such Ex-Dividend Date; provided, however, that if C is equal to or greater than SP0, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of cash a person who was a holder of record, on the record date for such dividend or distribution, of a number of shares of Common Stock equal to the Conversion Rate then in effect would have been entitled to receive pursuant to such dividend or distribution.

     (e) If the Company or any of the Company’s Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such offer); and

SP1	=	the average of the Last Reported Sale Price per share of Common Stock over the ten (10) consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
The adjustment to the Conversion Rate pursuant to this Section 10.05(e) shall occur on the tenth (10th) Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the ten (10) Trading Days immediately following, and including, the expiration date of such tender or exchange offer, references with respect to the ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date of such conversion in determining the applicable Conversion Rate. If the Company is, or one of the

Company’s Subsidiaries is, obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.
     (f) Notwithstanding anything in this Section 10.05 to the Contrary, if any dividend or distribution subject to Section 10.05(a), Section 10.05(c) or Section 10.05(d) is declared but not so paid or made, then the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (g) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company may, subject to any applicable stock exchange listing requirements, increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. The Company shall also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event, subject to any applicable stock exchange listing requirements.
10.06 No Adjustment.
     No adjustment in the Conversion Rate pursuant to this Article X shall be required unless the adjustment would require a change of at least one percent (1%) in the Conversion Rate; provided, however, that the Company shall carry forward any adjustments that are less than one percent (1%) of the Conversion Rate and make such carried-forward adjustments on each Conversion Date, and each Trading Day during any Observation Period relating to any Conversion Date.
     No adjustment to the Conversion Rate need be made pursuant to Section 10.05 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.
     Except as expressly provided in this Article X, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities; provided, however, that if the application of the Conversion Rate adjustment provisions of Section 10.05 would result in a decrease in the Conversion Rate or reduce the Conversion Price below the par value per share of Common Stock, then no adjustment to the Conversion Rate shall be made (other than as a result of a share combination).
     Notwithstanding anything to the contrary in Section 10.05, the Conversion Rate shall not be adjusted pursuant to Section 10.05 on account of a transaction if Holders participate, as a result of holding Securities, in such transaction without having to convert such Securities, as if each Holder held a number of shares of Common Stock equal to the product of the principal amount of Securities held by such Holder (expressed in thousands) and the Conversion Rate then in effect.
10.07 Other Adjustments.
     In the event that, as a result of an adjustment made pursuant to this Article X, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.
10.08 Notice of Adjustment.
     Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Security Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.
10.09 Equitable Adjustments.
     Notwithstanding the Conversion Rate adjustment provisions set forth in this Article X, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date relating to a required Conversion Rate adjustment occurs, during the period beginning on a Conversion Date with respect to a conversion and ending on the close of business on the last Trading Day of the corresponding Observation Period, if any, the Board of Directors will make adjustments to the Conversion Rate or the amount of cash or number of shares of Common Stock issuable upon such conversion, as may be necessary or appropriate to effect the intent of the such Conversion Rate adjustment provisions to avoid unjust or inequitable results, as determined in good faith by the Board of Directors, so long as such adjustments benefit the applicable Holder. Any adjustment made pursuant to this Section 10.09 shall apply in lieu of the adjustment or other term that would otherwise be applicable.
10.10 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.
     In the case of any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change in par value), a consolidation, merger or combination involving the Company, a sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety, or any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for, or constitute solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof), then, the Company shall, as a condition precedent to such transaction, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at the effective time of such transaction, the right to convert the Securities shall be changed into a right to convert each $1,000 principal amount of Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have received on account of such transaction, assuming such holder is entitled to participate in such transaction on the basis of holding such shares; provided, however, that, at and after the effective time of such transaction, upon any conversion of a Security, (A) any portion of the Conversion Consideration due upon such conversion that would have been payable in cash pursuant to Section 10.02(A)(i) had such transaction not occurred shall continue to be payable in cash, (B) any portion of the Conversion Consideration due upon such conversion that would have been payable in shares of Common Stock pursuant to Section 10.02(A)(i) had such transaction not occurred shall instead be payable in such Reference Property and (C) the VWAP per share of Common Stock shall, for these purposes, be calculated based on the value of a unit of Reference Property that a holder of one (1) share of Common Stock would have been entitled to receive in such transaction.
     Except as provided in Section 10.13(G), if the Reference Property in respect of such transaction consists solely of cash and the effective time of the such transaction occurs on or before the third Business Day after the last Trading Day in any Observation Period applicable to the conversion of any Security (in the event Physical Settlement does not apply to such conversion) or on or before the third Business Day after the Conversion Date of such conversion (in the event Physical Settlement applies to such conversion), then (i) the Conversion Consideration due upon such conversion shall consist of cash in an amount, per $1,000 principal amount of such Security, equal to the product of (A) the amount of cash paid per share of Common Stock pursuant to such transaction and (B) the Conversion Rate on the Conversion Date for such conversion; and (ii) such consideration shall be paid no later than the third (3rd) Business Day after the later of such Conversion Date and such effective date.
     If such transaction causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Securities shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, subject to the Company’s (or its successor’s) right, pursuant to Section 10.02(A)(i), to deliver, in lieu of Reference Property, cash or a combination of cash and Reference Property.
     The Company shall not become a party to any such transaction unless the terms of such transaction are consistent with this Section 10.10.
     The supplemental indenture referred to in the first sentence of this Section 10.10 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 10.12, to receive rights or warrants upon conversion of a Security. If the Reference Property includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such transaction, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing. The provisions of this Section 10.10 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 10.10, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after such transaction and any adjustments to the Conversion Rate to be made on account of such Transaction.
10.11 Trustee’s Disclaimer.
     The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.08 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued or delivered upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.
     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.10, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof.
10.12 Rights Distributions Pursuant to Stockholders’ Rights Plans.
     Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof, to the extent such Holder is to receive any shares of Common Stock upon such conversion, to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable hereunder upon such conversion, the rights described in the Rights Agreement or any other stockholders’ rights plan the Company may have in effect at such time, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 10.05(c).
10.13 Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection With Make-Whole Fundamental Changes.
     (A) Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, if a Make-Whole Fundamental Change occurs prior to November 1, 2017, then the Conversion Rate applicable to each Security to be converted, in accordance with this Article X, shall, if the applicable Conversion Notice therefor is received by the Conversion Agent at any time from, and including, the Scheduled Trading Day following the effective date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th)

Trading Day immediately following the effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change constitutes a Fundamental Change, until the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date), be increased to an amount equal to the Conversion Rate that would, but for this Section 10.13, otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Applicable Increase.
          For avoidance of doubt, the Conversion Consideration due upon a conversion of a Security to which this Section 10.13 applies shall be determined in accordance with Section 10.02(A)(i), based on the Conversion Rate as adjusted pursuant to this Section 10.13 (and any other applicable provisions of this Indenture), and paid in accordance with Section 10.02(A)(ii).
     (B) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the date such Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price applicable to such Make-Whole Fundamental Change:

	Stock Price
Effective Date	$29.04	$34.00	$39.20	$45.00	$50.00	$60.00	$70.00	$80.00	$100.00	$125.00
October 26, 2009	8.928	6.400	4.663	3.398	2.666	1.776	1.294	1.005	0.678	0.456
November 1, 2010	8.928	5.798	4.040	2.776	2.067	1.264	0.878	0.671	0.455	0.309
November 1, 2011	8.928	5.242	3.423	2.102	1.383	0.671	0.420	0.318	0.221	0.153
November 1, 2012	8.928	5.029	3.145	1.657	0.705	0.000	0.000	0.000	0.000	0.000
November 1, 2013	8.928	4.891	3.009	1.563	0.659	0.000	0.000	0.000	0.000	0.000
November 1, 2014	8.928	4.771	2.885	1.489	0.628	0.000	0.000	0.000	0.000	0.000
November 1, 2015	8.928	4.540	2.614	1.303	0.542	0.000	0.000	0.000	0.000	0.000
November 1, 2016	8.928	4.150	2.065	0.915	0.367	0.000	0.000	0.000	0.000	0.000
November 1, 2017	8.928	3.904	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
          provided, however, that:
     (i) if the actual Stock Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the row titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the column immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by straight-line interpolation between the Make-Whole Applicable Increases set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates, based on a three hundred and sixty five (365) or three hundred and sixty six (366) day year, as applicable;
     (ii) if the actual Stock Price of such Make-Whole Fundamental Change is greater than $125.00 per share (subject to adjustment as provided in Section 10.13(B)(iii)), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $29.04 per share (subject to adjustment as provided in Section 10.13(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);
     (iii) if an event occurs that requires, pursuant to this Article X (other than solely pursuant to this Section 10.13), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, (A) each price set forth in the table above under the column titled “Stock Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate; and (B) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner as the Conversion Rate is adjusted pursuant to this Article X (excluding adjustments solely pursuant to this Section 10.13); and
     (iv) in no event shall the total number of shares of Common Stock issuable upon conversion of any Security exceed 34.4356 shares per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate;
     (C) As used herein, “Stock Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if the holders of Common Stock receive only cash in such Make-Whole Fundamental Change, then the Stock Price with respect to such Make-Whole Fundamental Change shall be the cash amount paid per share of Common Stock; (b) otherwise, the Stock Price with respect to such Make-Whole Fundamental Change shall be the average of the Last Reported Sale Prices per share of Common Stock over the five (5) Trading Day period ending on the Trading Day preceding the Effective Date of such Make-Whole Fundamental Change.
     (D) At least thirty (30) calendar days before the anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with Section 1.06 of the Base Indenture, written notice of the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice shall also state that, in connection with such Make-Whole Fundamental Change, if consummated, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the third (3rd) Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail to Holders, in accordance with Section 1.06 of the Base Indenture, written notice of such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.
     (E) For avoidance of doubt, the provisions of this Section 10.13 shall not affect or diminish the Company’s obligations, if any, pursuant to Article IV with respect to a Make-Whole Fundamental Change.
     (F) Nothing in this Section 10.13 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.05 in respect of a Make-Whole Fundamental Change.
     (G) If a Make-Whole Fundamental Change occurs and the consideration for the Common Stock in such Make-Whole Fundamental Change is comprised entirely of cash, then, notwithstanding anything to the contrary in the second paragraph of Section 10.10, (i) the

Conversion Consideration due in respect of each conversion of a Security following the Effective Date of such Make-Whole Fundamental Change shall be deemed to be a cash amount equal to the applicable Conversion Rate (including any adjustment pursuant to this Article X) multiplied by the Stock Price applicable to such Make-Whole Fundamental Change; and (ii) the Conversion Consideration shall be determined and paid, to each Holder that converts a Security, in cash on the third (3rd) Business Day following the Conversion Date of such conversion.
10.14 Exchange In Lieu of Conversion.
     (A) Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, if a Holder surrenders any Security for conversion, the Company may, but is not obligated to, direct the Conversion Agent to surrender, on or prior to the second (2nd) Business Day following the Conversion Date of such conversion, such Security to a financial institution designated by the Company (which may not be an Affiliate of the Company; provided that, for purposes of this Section 10.14, an “Affiliate” shall include any Person with direct or indirect ownership of ten percent (10%) or more of the equity of the Company or the power to directly or indirectly vote more than ten percent (10%) of the securities having ordinary voting power for the election of directors of the Company) (a “Financial Institution”) for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, such designated institution must agree to deliver, in exchange for such Securities, the Conversion Consideration due upon such conversion in accordance with this Indenture. By the close of business on the second (2nd) Business Day immediately following such Conversion Date, the Company shall notify such Holder, the Trustee and the Conversion Agent that the Company has directed the designated financial institution to make an exchange in lieu of such conversion, and such financial institution shall be required to notify the Conversion Agent, no later than the close of business on the second (2nd) Business Day immediately following such Conversion Date, of the Settlement Method applicable to such conversion, which Settlement Method must comply with the terms of this Indenture.
     (B) In order to accept such Security surrendered for conversion, the Financial Institution must agree to deliver, in exchange for such Security, the Conversion Consideration due upon such conversion as prescribed by Section 10.02(A)(i) (it being understood that such Financial Institution shall be permitted to provide a Settlement Method Election Notice with respect to such conversion in accordance with Section 10.02(B), if the Company is permitted to provide such a Settlement Method Election Notice pursuant to Section 10.02(B)).
     (C) If such Financial Institution so accepts any such Security to be converted, then it shall deliver the Conversion Consideration due upon such conversion to the Conversion Agent, and the Conversion Agent shall deliver such Conversion Consideration to the applicable Holder, in each case within the time frames prescribed by Section 10.02(A)(ii). Each Security so exchanged by such designated institution shall remain outstanding.
     (D) If such Financial Institution agrees to accept such Security for exchange but does not timely deliver the related consideration, or if such Financial Institution does not accept such Security for exchange, then the Company shall deliver, as soon as practicable, the applicable Conversion Consideration as if the Company had not made an exchange election.

     (E) The Company shall not provide to the Financial Institution, directly or indirectly, any of such Conversion Consideration to be delivered by the Financial Institution in exchange for such Security.
     (F) In no event shall the Company’s designation of a Financial Institution pursuant to this Section 10.14 require such Financial Institution to accept any Securities for exchange. The Company shall not be obligated to pay any consideration to, or otherwise enter into any agreement or arrangement with, a Financial Institution for or with respect to such designation pursuant to this Section 10.14.
XI. TAX TREATMENT
11.01 Tax Treatment.
     (a) The Company hereby agrees and each Holder and any beneficial holder of a Security by its purchase of a Security hereby agrees (in the absence of administrative or judicial determination to the contrary):
     (1) to treat the Securities as indebtedness of the Company for all U.S. federal income tax purposes;
     (2) to treat the Securities as debt instruments that are subject to Treasury Regulation section 1.1275-4(b);
     (3) to be bound by the Company’s application of Treasury Regulation section 1.1275-4(b), including the Company’s determination of the comparable yield and the projected payment schedule; and
     (4) to treat the delivery of Common Stock or cash (including cash delivered in lieu of a fractional share) to a Holder of a Security upon conversion of such Security, as a contingent payment (in an amount equal to the sum of the fair market value of such Common Stock and any cash received (as determined in good faith by the Board of Directors of the Company)) under Treasury Regulation section 1.1275-4(b).
11.02 Comparable Yield And Projected Payment Schedule.
     (a) Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Securities:
     (1) for U.S. federal income tax purposes, the Company shall accrue interest with respect to outstanding Securities as original issue discount according to the “noncontingent bond method,” as set forth in Treasury Regulation section 1.1275-4(b), using a comparable yield of 8.25%, compounded semiannually, and the projected payment schedule as determined by the Company; and

     (2) the Company shall file with the Trustee promptly following the end of each calendar year (A) a written notice specifying the amount of original issue discount for U.S. federal income tax purposes accrued on outstanding Securities as of the end of such year and (B) such other specific information relating to such original issue discount that the Company determines to be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.
     Holders that wish to obtain the projected payment schedule may do so by submitting a written request to the Company (to the attention of Investor Relations) at 520 Madison Avenue, New York, New York 10022.
XII. MISCELLANEOUS
12.01 Trust Indenture Act Controls.
     If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act, the required provision of the Trust Indenture Act shall control.
12.02 Legal Holidays.
     If any Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date or a Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date) of a Security shall fall on a day that is not a Business Day, then such Interest Payment Date shall be postponed to the next succeeding Business Day, and no additional interest shall accrue as a result of such delay in payment. If the Maturity Date or a Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date shall fall on a day that is not a Business Day, then the required payment of interest, if any, and principal shall be made on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after such Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date to such next succeeding Business Day.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, Section 1.13 of the Base Indenture shall not apply not apply to the Securities.
12.03 Holder Lists.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, the phrase “, unless the Trustee is the Security Registrar with respect to such series,” shall, for all purposes with respect to the Securities, be deemed to be inserted immediately after the phrase “The Company will” in the first sentence of Section 7.01 of the Base Indenture.

12.04 Notices to Holders.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, the clause “, and such notice shall be deemed to have been given on the date of such mailing” shall, for all purposes with respect to the Securities, be deemed to be inserted immediately before the period in the first sentence of Section 1.06 of the Base Indenture.
12.05 Adjustments to Last Reported Sales Prices and VWAPs.
     Whenever any provision of this Indenture requires the Company to calculate Last Reported Prices or VWAPs over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such prices are to be calculated.
12.06 Contingent Interest.
     Each references in this Supplemental Indenture, the Base Indenture or the Securities to interest shall be deemed to include any and all Contingent Interest to the extent provided for pursuant to the Securities; provided, however, that Contingent Interest shall accrue in addition to, and in no event shall this Section 12.06 be deemed to reduce the Company’s obligation to pay, the stated interest and Additional Interest, if any, on any Security.
12.07 Acts of Holders.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, (A) each reference, in Section 1.04 of the Base Indenture, to “Section 5.02”, “Section 5.07(2)” and “Section 5.12” shall be deemed, for purposes of the Securities, to be replaced with “Section 6.02 of the Supplemental Indenture”, “Section 6.06(ii) of the Supplemental Indenture” and “Section 6.05 of the Supplemental Indenture”, respectively.
12.08 Duplicate Originals.
     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.
12.09 Governing Law.
     This Supplemental Indenture, the Securities and, for purposes of the Securities, the Base Indenture shall be governed by, and construed in accordance with, the internal laws of the State of New York. Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, this Section 12.09 shall replace Section 1.12 of the Base Indenture for purposes of the Securities.

12.10 No Adverse Interpretation of Other Agreements.
     This Supplemental Indenture and the Base Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no such indenture, loan or debt agreement may be used to interpret this Supplemental Indenture or the Base Indenture.
12.11 Successors.
     All agreements of the Company in this Supplemental Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
12.12 Separability.
     In case any provision in this Supplemental Indenture, the Base Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.
12.13 Table of Contents, Headings, etc.
     The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture or the Base Indenture and shall in no way modify or restrict any of the terms or provisions of this Supplemental Indenture or the Base Indenture.
12.14 Calculations in Respect of the Securities.
     The Company and its agents (including, without limitation, the Bid Solicitation Agent) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Jefferies Group, Inc.
By:	/s/ Peregrine C. Broadbent
	Name:	Peregrine C. Broadbent
	Title:	Executive Vice President and Chief Financial Officer

The Bank of New York Mellon
By:	/s/ Geovanni Barris
	Name:	Geovanni Barris
	Title:	Vice President

EXHIBIT A
[Face of Security]
JEFFERIES GROUP, INC.
Certificate No. _______
[INSERT GLOBAL SECURITY LEGEND AS REQUIRED]
3.875% Convertible Senior Debenture due 2029
CUSIP No.
     Jefferies Group, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                          dollars ($                    ) on November 1, 2029 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.
     Interest Payment Dates: May 1 and November 1, with the first payment to be made on May 1, 2010.
     Regular Record Dates: April 15 and October 15.
     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.
     IN WITNESS WHEREOF, Jefferies Group, Inc. has caused this instrument to be duly signed.

Jefferies Group, Inc.
By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory
Dated:

[REVERSE OF SECURITY]
JEFFERIES GROUP, INC.
3.875% Convertible Senior Debenture due 2029
     1. Interest. Jefferies Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on May 1 and November 1 of each year, with the first payment to be made on May 1, 2010. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, October 26, 2009, in each case to, but excluding, the next Interest Payment Date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.
     In addition, if the Contingent Interest Trading Price of a Security for each of the five (5) Trading Days (the “Contingent Interest Measurement Period”) ending on the third (3rd) Trading Day immediately preceding the first day of any six (6) month period (each a “Contingent Interest Period”) from and including an Interest Payment Date to but excluding the next Interest Payment Date, commencing with the six (6) month period beginning on November 1, 2017, is equal to or greater than one thousand two hundred dollars ($1,200.00) per one thousand dollars ($1,000) principal amount of the Securities, then the Company shall pay contingent interest (“Contingent Interest”) to the Holders.
     The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period, if applicable, shall be equal to 0.375%, per annum, of the average Contingent Interest Trading Price per $1,000 principal amount of the Securities during the applicable Contingent Interest Measurement Period. Contingent Interest shall accrue from, and including, the first day of the applicable Contingent Interest Period through, but excluding, the Interest Payment Date at the end of such Contingent Interest Period, and Contingent Interest shall be payable to Holders in the same manner as regular cash interest. Regular cash interest shall continue to accrue at the per annum rate of 3.875% on the principal amount of the Securities whether or not Contingent Interest is paid.
     The Company shall instruct the Bid Solicitation Agent to determine the daily Contingent Interest Trading Prices of the Securities during each Contingent Interest Measurement Period during which any Securities are outstanding. Upon determining that the Securities shall begin to accrue Contingent Interest during a Contingent Interest Period, the Company shall, on or before the start of such Contingent Interest Period, provide notice to the Trustee setting forth the amount of Contingent Interest per $1,000 principal amount of Securities and disseminate a press release through a public medium that is customary for such press releases.
     The “Contingent Interest Trading Price” of a Security on any Trading Day means the average of the secondary market bid quotations per Security obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of the Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) independent nationally recognized securities dealers selected by the Company, which may include one or more of the Underwriters, provided, however, that if at least three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two (2) such bids can reasonably be obtained by the Bid Solicitation Agent, then the average of such two (2) bids shall be used, and if only one (1) such bid can be obtained by the Bid Solicitation Agent, then that one (1) bid shall be used; provided further that if the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) principal amount of the Securities from a nationally recognized securities dealer or if, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Contingent Interest Trading Price of a Security shall be determined by the Board of Directors based on a good faith estimate of the fair value of the Securities.
     Contingent Interest, if any, shall accrue and be payable in the same manner, and on the same dates, as the stated interest payable on the Securities.
     Notwithstanding anything in this Supplemental Indenture, the Base Indenture or the Securities to the contrary, the Company may unilaterally increase the amount of Contingent Interest the Company may pay or pay interest or other amounts the Company is not obligated to pay; provided, however, that the Company shall have no obligation to do so.
     2. Maturity. The Securities will mature on November 1, 2029.
     3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the Regular Record Date set forth on the face of this Security next preceding the applicable Interest Payment Date. Except as provided in the Indenture, Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Purchase Price, or Fundamental Change Repurchase Price of the Securities, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary for the Securities or its nominee; (B) in the case of a Security that is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, either by check mailed to such Holder or, upon application by such Holder to the Security Registrar not later than the relevant Regular Record Date (or, in the case of a payment of principal, not later than fifteen (15) Business Days prior to the due date thereof), by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Security Registrar to the contrary; and (C) in the case of a Security that is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the Security Registrar’s books.
     4. Paying Agent, Security Registrar, Conversion Agent. Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent, Security Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Security Registrar, Bid Solicitation Agent or Conversion Agent without notice.

     5. Indenture. The Company issued the Securities under an indenture dated as of October 26, 2009 (the “Base Indenture”) between the Company and the Trustee, as amended, supplemented or otherwise modified by the First Supplemental Indenture (the “Supplemental Indenture”), dated as of October 26, 2009, between the Company and the Trustee (the Base Indenture, as amended, supplemented or otherwise modified by the Supplemental Indenture, the “Indenture”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to three hundred and forty five million dollars ($345,000,000), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.
     6. Provisional and Optional Redemption.
          The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after November 1, 2012 and before November 1, 2017, to redeem (a “Provisional Redemption”) all or any part of the Securities at a price, payable in cash, equal to the Redemption Price, if the Last Reported Sale Price per share of Common Stock for twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the Trading Day prior to the date the Company provides the notice of Provisional Redemption pursuant to Section 3.06 of the Supplemental Indenture exceeds one hundred and thirty percent (130%) of the Conversion Price in effect on the applicable Trading Day.
          The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after November 1, 2017, to redeem (an “Optional Redemption”) all or any part of the Securities at a price payable in cash equal to the Redemption Price.
     7. Purchase by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of each Holder, the Securities held by such Holder on November 1, 2017, November 1, 2019 and November 1, 2024 (each, an “Option Purchase Date”) at the Option Purchase Price, payable in cash, upon the due delivery, in accordance with the Indenture, of a Purchase Notice containing the information set forth in the Indenture, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.
     8. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company, upon the Holder’s satisfaction of certain conditions set forth in the Supplemental Indenture, to repurchase such Holder’s Securities on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) Business Days, after the date the Fundamental Change Notice is mailed in accordance with Section 3.13(B) of the Supplemental Indenture, at a price, payable in cash, equal to the Fundamental Change Repurchase Price for such Securities.
     9. Conversion.
     The Securities are convertible during the times, and upon the conditions, set forth in Article X of the Supplemental Indenture.
     To convert a Security, a Holder must (1) complete and manually sign the Conversion Notice on the back of such Security, or a facsimile of such Conversion Notice; (2) deliver such Conversion Notice, which is irrevocable, and such Security to the Conversion Agent; (3) if required, furnish appropriate endorsements and transfer documents; (4) if required, pay all transfer or similar taxes; and (5) if required pursuant to Section 10.02(C) of the Supplemental Indenture, pay funds equal to interest payable on such Security the next Interest Payment Date; provided, however, that if such Security is represented by a Global Security, then, in lieu of clauses (1), (2) and (3), such Holder must comply with the Depositary’s procedures for the same.
          A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.
          Each conversion of a Security will be settled pursuant to Physical Settlement, Cash Settlement or Combination Settlement in accordance with the Indenture.
          The initial Conversion Rate is 25.5076 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will pay cash in lieu of any fractional share. If a Holder surrenders a Security for conversion after 5:00 p.m., New York City time, on a Regular Record Date and prior to the immediately following Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Regular Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such Interest Payment Date on the portion of such Security to be so converted, except that no such payment is required if either (i) the Company shall have specified a Redemption Date or Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to such Interest Payment Date; or (ii) the Conversion Date for such conversion is after the Regular Record Date that immediately precedes the Maturity Date; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest (it being understood that nothing in this paragraph shall affect the Company’s obligations under Section 4.01(B) of the Supplemental Indenture).
     10. Tax Agreements. Each Holder and beneficial holder of a Security by its purchase of a Security is deemed to make certain agreements relating to the tax treatment of such Security. See Article XI of the Indenture.

     11. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part. The Company is not required to effect any transfer or exchange of Securities in certain situations, as set forth in the Indenture.
     12. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.
     13. Defaults and Remedies. The Securities may become immediately due and payable in full after the occurrence of an Event of Default if certain conditions are satisfied, as provided in Article VI of the Supplemental Indenture.
     14. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
     15. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
     16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.
     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
     THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE BASE INDENTURE OR THE SUPPLEMENTAL INDENTURE. REQUESTS MAY BE MADE TO:
Jefferies Group, Inc.

520 Madison Avenue
12th Floor
New York, NY 10022

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

CONVERSION NOTICE
To convert this Security in accordance with the Indenture, check the box: ☐
To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):
$__________________
If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE
Certificate No. of Security: ___________
     If you want to elect to have this Security purchased by the Company pursuant to Section 3.12 of the Indenture, check the box: ☐
     If you want to elect to have this Security purchased by the Company pursuant to Section 3.13 of the Indenture, check the box: ☐
     If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 3.12 or 3.13 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:
$ ________________________
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY1
     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

			Principal amount of	Signature or
	Amount of decrease	Amount of Increase	this Global	authorized
	in Principal amount	in Principal amount	Security following	signatory of
	of this Global	of this Global	such decrease	Trustee or Note
Date of Exchange	Security	Security	or increase	Custodian

[1]	This is included in Global Securities only.

EXHIBIT B
FORM OF LEGEND FOR GLOBAL SECURITY
     Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

B-1